UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2004

PHARMACOPEIA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-27118 (Commission File Number)	33-0557266 (I.R.S. Employer Identification No.)
PO Box 5350, Princeton, New Jersey (Address of principal executive offices)	08543-5350 (Zip Code)

(609) 452-3600
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

        On April 14, 2004, Pharmacopeia, Inc. (the "Company") issued a press release announcing the declaration of a dividend of all the outstanding shares of common stock of Pharmacopeia Drug Discovery, Inc., the drug discovery business being spun off by the Company. A copy of the Company's press release is furnished as an exhibit to this report.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)
Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 14, 2004

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA, INC.
By:	/s/ John J. Hanlon
John J. Hanlon, Executive Vice President and Chief Financial Officer

Date: April 15, 2004